EXHIBIT 99.1

Terra Tech Corp. to Webcast, Live, at VirtualInvestorConferences.com on April 6th

Company invites individual and institutional investors as well as advisors to attend interactive real-time virtual VirtualInvestorConferences.com

Irvine, Calif., March 29, 2017 /PRNewswire/ -- TERRA TECH CORP (OTCQX: TRTC), a vertically integrated cannabis-focused agriculture company, announced today that Derek Peterson, Chief Executive Officer, will present live at VirtualInvestorConferences.com on April 6, 2017.

DATE: Thursday, April 6th, 2016

TIME: 12:15 pm ET

LINK: https://tinyurl.com/0406prepr

This will be a live, interactive online event where investors are invited to ask the company questions in real-time - both in the presentation hall as well as the association’s “virtual trade booth.” If attendees are not able to join the event live on the day of the conference, an on-demand archive will be available for 90 days.

It is recommended that investors pre-register and run the online system check to save time and receive event updates.

Derek Peterson commented, “Terra Tech is the only U.S.-based, publicly-traded company that touches every aspect of the cannabis lifecycle—from cultivation, to extraction, to branding, to retail. This ‘seed to sale’ business model uniquely positions us to capitalize on the growing cannabis market at a time when more than half of U.S. states have some form of legalized cannabis and public perception has overwhelmingly shifted in favor of a legal, regulated market place. We invite shareholders, as well as investors who are interested in the cannabis industry, to join our presentation at the Virtual Investor Conference to hear about how Terra Tech is positioned to capture market share in this exciting emergent industry.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

Learn more about the event at www.VirtualInvestorConferences.com.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

About VirtualInvestorConferences.com

Since 2010, VirtualInvestorConferences.com, created by BetterInvesting (NAIC) and PRNewswire, has been the only monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Virtual Investor Conferences unites PR Newswire's leading-edge online conferencing and investor communications capabilities with BetterInvesting's extensive retail investor audience network.

Contact

Philip Carlson
KCSA Strategic Communications

212-896-1238
TRTC@kcsa.com

VirtualInvestorConferences.com

Bradley H. Smith

Director of Marketing, IR and Compliance Services

PR Newswire

+1.201.947.7157

bradley.smith@prnewswire.com

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